UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 6, 2023

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, our board of directors, or our Board, increased the size of our Board to 12 members and appointed Marvin R. O’Quinn and Valerie Richardson to fill the two outstanding vacancies on our Board effective January 10, 2023. Additionally, our Board appointed Mr. O’Quinn to serve as a member of the compensation committee of our Board, or our Compensation Committee, and Ms. Richardson to serve as a member of our nominating and corporate governance committee of our Board, or our Nominating and Corporate Governance Committee. Mr. O’Quinn and Ms. Richardson will serve as directors until our company’s next annual meeting of stockholders and until their respective successors are duly elected and qualify. Both Mr. O’Quinn and Ms. Richardson satisfy the independent director standards applicable to our company and, as independent directors and a member of our Compensation Committee or our Nominating and Corporate Governance Committee, respectively, will receive the same compensation and reimbursement of expenses that our company pays to each of our independent directors and members of our Compensation Committee or our Nominating and Corporate Governance Committee; provided, however, that such compensation paid with respect to their services as independent directors and members of our Compensation Committee or our Nominating and Corporate Governance Committee until our company’s next annual meeting of stockholders shall be prorated for the term in which they serve as independent directors and members of our Compensation Committee or our Nominating and Corporate Governance Committee. In addition, our company entered into the standard indemnification agreement for our company’s independent directors with each of Mr. O’Quinn and Ms. Richardson, the form of which is filed as Exhibit 10.1 to our company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2021.

Biographical information for Mr. O’Quinn and Ms. Richardson are included below.

Marvin R. O’Quinn, 70. Mr. O’Quinn has served as the President and Chief Operating Officer of CommonSpirit Health located in Chicago, Illinois, since February 2019, where he spearheaded the growth and policy development of a health system resulting from the merger of Dignity Health and Catholic Health Initiatives that included 140 hospitals, approximately 150,000 employees and $30 billion in annual revenue. From January 2009 until February 2019, Mr. O’Quinn served as the Senior Executive Vice President and Chief Operating Officer of Dignity Health, a not-for-profit corporation with corporate offices in San Francisco, California, that operated hospitals and ancillary care centers located in California, Arizona and Nevada. He also served as President and Chief Executive Officer of Jackson Health System in Miami, Florida, from 2003 to 2009. Prior to that, Mr. O’Quinn served as Executive Vice President and Chief Operating Officer of Atlantic Health System in Florham Park, New Jersey, from 2000 until 2003. Mr. O’Quinn also held executive positions with New York Presbyterian Health System, located in New York, New York, as well as Providence Medical Center and Providence Milwaukie Hospital, located in Portland, Oregon. Additionally, throughout his career, Mr. O’Quinn held key positions within other hospitals and medical centers throughout the northwest, including Legacy Emanuel Hospital & Health Center, Williamette Falls Hospital, Valley Children’s Hospital and Harborview Medical Center. Mr. O’Quinn also currently serves as chairman of the board of directors for Dignity Health Global Education, headquartered in Phoenix, Arizona, and holds board appointments with First Initiatives Insurance, Ltd., a captive insurance company headquartered in Englewood, Colorado, that serves CommonSpirit Health, and Premier, Inc. (NASDAQ: PINC), located in Charlotte, North Carolina, a Nasdaq-listed healthcare improvement company that completed its initial public offering in October 2013. Mr. O’Quinn holds a master’s degree in Health Administration and a bachelor’s degree in Science and Biology from the University of Washington.

Valerie Richardson, 64. Ms. Richardson has served as the Chief Operating Officer of the International Council of Shopping Centers, or ICSC, a professional trade organization serving the retail marketplaces industry, located in New York, New York, since February 2021. She previously served as the Vice President of Real Estate for The Container Store, Inc., located in Coppell, Texas, where she led its real estate team for over 20 years from September 2000 until February 2021. Before joining The Container Store, Inc. in the fall of 2000, she also served as Senior Vice President – Real Estate and Development for Ann Taylor, Inc., headquartered in New York, New York, where she administered the company’s store expansion strategy for Ann Taylor and Ann Taylor Loft. Prior to that, Ms. Richardson was Vice President of Real Estate and Development of Barnes & Noble, Inc., the country’s largest bookselling retailer. Ms. Richardson began her real estate career at Trammell Crow Company, a Dallas-based real estate developer, where she became a Partner in its Shopping Center Division. Additionally, since 2018, Ms. Richardson has also served as a member of the Board of Directors for Kimco Realty Corporation (NYSE: KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping and mixed-use centers, where she also serves as a member of its Audit, Executive Compensation and Nominating and Corporate Governance Committees. Since 2004, Ms. Richardson has been a member of the Board of Trustees of ICSC and was elected as ICSC Vice-Chairperson for the 2017 to 2018 term and Chairperson for the 2018 to 2019 term. She also served on the Board of the ICSC Foundation from 2011 to 2019, and as a Trustee at Baylor Scott & White Medical Center – Plano from 2010 to 2016. Ms. Richardson earned an M.B.A. in Real Estate from the University of North Texas and a B.S. in Education from Texas State University.

Item 7.01 Regulation FD Disclosure.

On January 10, 2023, our company issued a press release regarding the appointments of Mr. O’Quinn and Ms. Richardson as members of our Board. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
January 10, 2023
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President